UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2006, Sabine Pass LNG, L.P., a wholly-owned subsidiary of Cheniere Energy, Inc., entered into a Purchase Agreement with Credit Suisse Securities (USA) LLC, as Representative of the Several Purchasers named therein (the “Initial Purchasers”), to sell to the Initial Purchasers $550,000,000 aggregate principal amount of its 7.25% Senior Secured Notes due 2013 and $1,482,000,000 aggregate principal amount of its 7.50% Senior Secured Notes due 2016. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Sabine Pass LNG, L.P., on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

The description of the provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
4.1	Purchase Agreement, dated November 1, 2006, by and among Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC, as Representative of the Several Purchasers named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 2, 2006	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Purchase Agreement, dated November 1, 2006, by and among Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC, as Representative of the Several Purchasers named therein.